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                                                                       Exhibit 1



                             JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the Statement on
Schedule 13D, to which this exhibit is attached, is filed its behalf.


Dated: May 10, 1999

                                               /s/ Paul M. Montrone
                                               ---------------------
                                               Paul M. Montrone

                                               /s/ Sandra G. Montrone
                                               ----------------------
                                               Sandra G. Montrone


                                       2

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Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the Statement on
Schedule 13D, to which this exhibit is attached, is filed its behalf.


Dated: May 10, 1999

                                               /s/ Paul M. Meister
                                               -------------------
                                               Paul M. Meister,
                                               as co-trustee of the 1996 GRAT

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